GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                                    December 27, 2001


Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Strong Conservative Equity Funds, Inc.

Ladies and Gentlemen:

     We represent  Strong  Conservative  Equity Funds,  Inc. (the  "Company") in
connection   with  its   filing  of   Post-Effective   Amendment   No.  29  (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-61358; 811-7656) on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective
Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

         We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.


                                                     /s/ Michelle M. Nelson
                                                     Michelle M. Nelson